Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Fortinet, Inc.
Dated: February 12, 2010

REDPOINT VENTURES II, L.P. By its General Partner, Redpoint Ventures II, LLC
/s/ John L. Walecka
John L. Walecka
Manager

REDPOINT ASSOCIATES II, LLC
/s/ John L. Walecka
John L. Walecka
Manager

REDPOINT VENTURES II, LLC
/s/ John L. Walecka
John L. Walecka
Manager